Exhibit 5.2

May 2, 2019

Southern Company Gas Capital Corporation
2215-B Renaissance Drive
Las Vegas, Nevada 89119

Re:    Southern Company Gas Capital Corporation
Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special Nevada counsel to Southern Company Gas Capital Corporation, a Nevada corporation (formerly known as AGL Capital Corporation) (the “Company”), in connection with a Registration Statement on Form S-3 (the “Registration Statement”) which is being filed by the Company and Southern Company Gas, a Georgia corporation (formerly known as AGL Resources Inc.) (the “Guarantor”), with the Securities and Exchange Commission (the “Commission”) on or about May 2, 2019, under the Securities Act of 1933, as amended (the “Securities Act”). Pursuant to the Registration Statement, the Company intends to register an aggregate amount not to exceed $1,750,000,000 of (i) debt securities of the Company, in one or more series, consisting of notes, debentures or other evidences of indebtedness (the “Debt Securities”), pursuant to an indenture (the “Senior Note Indenture”), dated as of February 20, 2001, among the Company, as issuer, the Guarantor, as guarantor, and The Bank of New York Mellon Trust Company, N.A., as successor trustee (the “Senior Note Trustee”), and (ii) unsecured junior subordinated debt securities (the “Junior Subordinated Notes,” and together with the Debt Securities, the “Securities”) pursuant to an indenture (the “Subordinated Note Indenture,” and together with the Senior Note Indenture, the “Indentures,” and each an “Indenture”), as supplemented and modified, as necessary, to be entered into by the Company, as issuer, the Guarantor, as guarantor, and the trustee (the “Subordinated Note Indenture Trustee”) named therein, as trustee (the “Subordinated Note Indenture Trustee”). This opinion is issued at your request.

In connection with the opinions, we have examined copies of the following documents:

(a)	the Registration Statement;

(b)	the Senior Note Indenture;

(c)	a certificate, dated May 2, 2019, from an officer of the Company as to certain factual matters, including, the incumbency of the officers of the Company (the “Officer's Certificate”);

Southern Company Gas Capital Corporation
May 2, 2019

(d)
Articles of Incorporation of the Company as filed with the Nevada Secretary of State’s Office on September 15, 2000, as amended by Certificate of Amendment filed with the Nevada Secretary of State’s office on July 19, 2016 (as so amended, the “Articles of Incorporation”);

(e)	A copy of the Amended and Restated Bylaws of the Company effective July 19, 2016 (as so amended and restated, the “Bylaws”); and

(f)	Resolutions of the board of directors of the Company, including those resolutions adopted relating to matters covered by this opinion.

We have examined and relied upon such other instruments and documents and taken such other and further actions as we have deemed necessary or appropriate for the opinions expressed herein. We have assumed, without independent verification, (i) the genuineness of all signatures, (ii) the accuracy, completeness and authenticity of all documents and records submitted to us as originals and the conformity with the originals of all documents and records submitted to us as certified, conformed or photostatic copies and (iii) the truth, accuracy and completeness of the factual matters contained in the documents reviewed by us. For purposes of our review of such matters set forth in Paragraphs (d) and (e) above, and as a qualification and limitation to the opinions set forth herein, we have, with your consent, relied solely upon communications and affirmations from and on behalf of the Company providing that there have been no changes, amendments or alterations to the documents referenced in such paragraphs which would negate the opinions set forth herein.

We assume: (a) the qualification of the Senior Note Indenture and the Subordinated Note Indenture under the Trust Indenture Act of 1939, as amended (the “TIA”), with respect to the Debt Securities and Junior Subordinated Notes and (b) the Registration Statement will be declared effective under the Securities Act and there are no stop orders.

In rendering the opinions expressed in paragraphs 2 and 3 below with respect to the Securities referred to therein, we have additionally assumed that: (i) each Trustee identified in the applicable Indenture will have all requisite power and authority to execute, deliver, and perform its obligations under such Indenture; (ii) at the time of execution of the Subordinated Note Indenture, the execution and delivery thereof and the performance of such obligations will have been duly authorized by all necessary action on the Subordinated Note Indenture Trustee’s part, and such Indenture will have been duly delivered by it; (iii) at the time of execution of the Subordinated Note Indenture, such Indenture will be enforceable in accordance with the terms thereof; (iv) any supplemental indenture to either Indenture and any Board Resolution (as defined in the applicable Indenture) and/or Officer’s Certificate (as defined in the applicable Indenture) executed and delivered pursuant to an Indenture, in any such case, pursuant to which any Debt Securities or Junior Subordinated Notes are issued, will comply with the applicable Indenture as theretofore supplemented, and the form and

Southern Company Gas Capital Corporation
May 2, 2019

terms of such Debt Securities and Junior Subordinated Notes will comply with the applicable Indenture as then supplemented (including by such supplemental indenture) and any such Board Resolution and/or Officer’s Certificate; (v)  the Guarantor is, and each of the Company and the Guarantor at all future times material hereto will be, a corporation duly organized and validly existing under the laws of the jurisdiction under which it is currently organized; and (vi) the Subordinated Note Indenture actually entered into by the Company, the Guarantor, and Trustee will not deviate in any material or substantial respect from the Indenture contained as Exhibit 4.5 to the Registration Statement, such that any deviation would alter our opinions contained herein.

Based upon the foregoing, and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

1.The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Nevada.

2.With respect to any offering of any series of Debt Securities (the “Offered Debt Securities”), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act and the Senior Note Indenture (as supplemented) has been qualified under the TIA; (ii) an appropriate prospectus supplement (or term sheet) with respect to the Offered Debt Securities has been prepared, delivered, and filed in compliance with the Securities Act and the applicable rules and regulations thereunder; (iii) any underwriting agreement with respect to the Offered Debt Securities has been duly authorized, executed, and delivered by the Company and the other parties thereto; (iv) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Offered Debt Securities and related matters; (v) the terms, as well as the terms of the issuance and sale, of the Offered Debt Securities have been duly established in conformity with the Senior Note Indenture (as supplemented) so as not to (A) violate any applicable law, (B) violate the Articles of Incorporation or the Bylaws of the Company, each as amended and then in effect, or (C) result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vi) the Offered Debt Securities are duly executed and authenticated in accordance with the provisions of the Senior Note Indenture (as supplemented) and duly delivered to the purchasers thereof upon payment of the agreed upon consideration therefor, the Offered Debt Securities when issued and sold in accordance with the Senior Note Indenture (as supplemented) and the applicable underwriting agreement, if any, or any other duly authorized, executed, and delivered valid and binding purchase or agency agreement, will be valid and binding obligations of the Company, to the extent Nevada law governs such issues.

Southern Company Gas Capital Corporation
May 2, 2019

3.    With respect to any offering of any series of Junior Subordinated Notes (the “Offered Junior Subordinated Notes”), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act and the Subordinated Note Indenture (as supplemented) has been qualified under the TIA; (ii) an appropriate prospectus supplement (or term sheet) with respect to the Offered Junior Subordinated Notes has been prepared, delivered, and filed in compliance with the Securities Act and the applicable rules and regulations thereunder; (iii) any underwriting agreement with respect to the Offered Junior Subordinated Notes has been duly authorized, executed, and delivered by the Company and the other parties thereto; (iv) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Offered Junior Subordinated Notes and related matters; (v) the terms, as well as the terms of the issuance and sale, of the Offered Junior Subordinated Notes have been duly established in conformity with the Subordinated Note Indenture (as supplemented) so as not to (A) violate any applicable law, (B) violate the Articles of Incorporation or the Bylaws of the Company, each as amended and then in effect, or (C) result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vi) the Offered Junior Subordinated Notes are duly executed and authenticated in accordance with the provisions of the Subordinated Note Indenture (as supplemented) and duly delivered to the purchasers thereof upon payment of the agreed upon consideration therefor, the Offered Junior Subordinated Notes when issued and sold in accordance with the Subordinated Note Indenture (as supplemented) and the applicable underwriting agreement, if any, or any other duly authorized, executed, and delivered valid and binding purchase or agency agreement, will be valid and binding obligations of the Company, to the extent Nevada law governs such issues.

In rendering the opinions expressed above, we have assumed that, at or prior to the time of the delivery of any such Security, there shall not have occurred any change in law affecting the validity or enforceability of such Security.

With respect to any agreement or instrument reviewed by us, that by its terms or otherwise is governed by the law of any jurisdiction other than the laws of the State of Nevada, our opinion herein is based solely on our understanding of the plain language of such agreement or instrument and we do not express our opinion with respect to the interpretation, validity, binding nature, or enforceability of any such agreement or instrument, and we do not assume any responsibility with respect to the effect on the opinions or statements set forth herein of any interpretation thereof inconsistent with such understanding.

Our examination of matters of law in connection with the opinions expressed herein has been limited to, and accordingly our opinions expressed herein are limited to, the laws of

Southern Company Gas Capital Corporation
May 2, 2019

the State of Nevada. We express no opinion with respect to the laws of any other jurisdiction.

This opinion is given as of the date hereof, and we assume no obligation to advise you after the date hereof of facts or circumstances that come to our attention or changes in law that occur that could affect the opinions contained herein.

This opinion letter is being furnished in connection with the registration of the Securities pursuant to the registration requirements of the Securities Act. We hereby consent to your filing this opinion as an exhibit to the Registration Statement, and to the reference to our firm contained under the caption “Legal Matters” therein. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

WOODBURN AND WEDGE

By:	/s/Shawn G. Pearson
Shawn G. Pearson